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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference into the UroCor, Inc. Registration Statement on Form S-8 relating to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, of our report dated February 10, 2000, included in UroCor, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/  ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Oklahoma City, Oklahoma
August 25, 2000